Exhibit 4.3

GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY (AS DEFINED IN THE INDENTURE), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF THE BANK OF NEW YORK MELLON, LONDON BRANCH, ACTING AS COMMON DEPOSITARY ON BEHALF OF CLEARSTREAM AND EUROCLEAR OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITORY (AND ANY PAYMENT IS MADE TO THE BANK OF NEW YORK MELLON, LONDON BRANCH, OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE COMMON DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, THE BANK OF NEW YORK MELLON, LONDON BRANCH, ACTING AS COMMON DEPOSITARY ON BEHALF OF CLEARSTREAM AND EUROCLEAR, HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE COMMON DEPOSITARY OR A NOMINEE OF THE COMMON DEPOSITARY OR A SUCCESSOR COMMON DEPOSITARY.  THIS NOTE IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE COMMON DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE COMMON DEPOSITARY TO A NOMINEE OF THE COMMON DEPOSITARY OR BY A NOMINEE OF THE COMMON DEPOSITARY TO THE COMMON DEPOSITARY OR ANOTHER NOMINEE OF THE COMMON DEPOSITARY OR BY THE COMMON DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR COMMON DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR COMMON DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

THE NOTES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW.  BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER ANY OF THE NOTES REPRESENTED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D)

PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR (E) IN ACCORDANCE WITH ANOTHER

EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS) AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM ANY OF THE NOTES REPRESENTED HEREBY ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.  AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION”, “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.

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No. A-1 Principal Amount $20,000,000
as revised by the Schedule of Increases
or Decreases in the Global Note attached hereto

ISIN NO. XS1868540714

PALOMAR INSURANCE HOLDINGS, INC.

Floating Rate Senior Secured Notes due 2028

Palomar Insurance Holdings, Inc., a California corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), for value received, hereby promises to pay to The Bank of New York Depository (Nominees) Limited, the registered holder hereof, as nominee of The Bank of New York Mellon, London Branch, as common depositary of Euroclear Bank S.A./N.V. and Clearstream Banking, société anonyme, Luxembourg, or registered assigns in accordance with the terms and conditions hereof, the initial principal amount set forth on the Schedule of Increases or Decreases in the Global Note attached hereto, as revised by the Schedule of Increases or Decreases in the Global Note attached hereto, in a series of installments as specified below with a final payment date of September 6, 2028, together with the interest on the then outstanding principal amount on each Interest Payment Date at a floating rate per annum as specified on the reverse side of this Note.

Interest Payment Dates: March 20, June 20, September 20 and December 20 of each year, commencing on December 20, 2018, or if any such day is not a Depositary Business Day, the next succeeding day that is a Depositary Business Day.

Record Dates:  One (1) Depositary Business Day immediately preceding an Interest Payment Date.

Additional provisions of this Note are set forth on the reverse side of this Note.  Unless the certificate of authentication hereon has been executed by the Trustee whose name appears below by manual signature, this Note shall not be entitled to any benefit under the Indenture referred to on the reverse hereof, or be valid or obligatory for any purpose.

PALOMAR INSURANCE HOLDINGS, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON

as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By:	Date:
Authorized Signatory

REVERSE SIDE OF NOTE

Senior Secured Notes due 2028

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.  The terms of the Indenture are incorporated herein by reference and made a part hereof.

1.                                      Principal

Principal shall be due and payable on the Notes on the Maturity Date, unless the Notes are redeemed early or paid in full pursuant to the Indenture, in an amount equal to the Outstanding Principal Amount as of the Maturity Date.

2.                                      Interest

This Note shall bear interest on the Outstanding Principal Amount thereof from and including the date of issuance of such Note until paid in full, at a floating rate per annum equal to the Treasury Rate determined by the Calculation Agent plus 650 basis points (6.50%).  The Calculation Agent shall as soon as practicable after determining the Treasury Rate applicable to the Notes for any Interest Accrual Period, notify the Company and the Paying Agent thereof and maintain records of the quotations obtained, and all rates determined, by it and make such records available for inspection at all reasonable times by the Company and the Paying Agent.  Interest accrued on this Note shall be payable in arrears on each Interest Payment Date, commencing with the Interest Payment Date occurring on December 20, 2018.  All interest accrued on this Note shall be computed on the basis of a 360-day year for the actual number of days elapsed.

“Calculation Agent” means The Bank of New York Mellon, as Trustee.

“Interest Accrual Period” means, for each Interest Payment Date, the period beginning from and including the immediately preceding Interest Payment Date (or the Issue Date, in the case of the first Interest Payment Date) to, but excluding, such Interest Payment Date.

“Treasury Determination Date” means, with respect to each Interest Accrual Period, the second Banking Day prior to the day on which such Interest Accrual Period commences.

“Treasury Rate” means, with respect to any Interest Accrual Period, the rate determined by the Calculation Agent on each Treasury Determination Date for each Interest Accrual Period as of the related Treasury Determination Date in accordance with the following provisions:

(i)                                     the rate from the auction held on the applicable determination date, which is referred to as the “auction,” of direct obligations of the United States which are commonly referred to as “Treasury Bills,” having the index maturity closest to the three-month anniversary of the Treasury Determination Date (the “Index Maturity”) (and in the event multiple securities are equally close in maturity, such security with the longest maturity) as that rate appears under the relevant caption on the display on Bloomberg, or any successor service, on page USGG3M INDEX <GO>  on the ALLX function or any other page as may replace page USGG3M INDEX <GO>  on the ALLX function on that service; or

(ii)                                  if the rate described in (i) is not published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of the applicable Treasury Bills, announced by the United States Department of the Treasury; or

(iii)                               if the rate referred to in (ii) is not announced by the United States Department of the Treasury, or if the auction is not held, the bond equivalent yield of the auction rate on the applicable determination date of Treasury Bills having the Index Maturity published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(iv)                              if the rate referred to in (iii) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable determination date of the applicable Treasury Bills as published in the H.15 Daily Update, or other recognized electronic source used for the purpose of displaying the applicable rate, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”; or

(v)                                 if the rate referred to in (iv) is not so published by 3:00 p.m., New York City time, on the related calculation date, the rate on the applicable determination date calculated by the Indenture Trustee as the bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on the applicable determination date, of three primary U.S. government securities dealers, which may include the agent and its affiliates, selected by the Company, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity; or

(vi)                              if the dealers selected by the Company are not quoting as set forth above, the Treasury rate for that determination date will remain the Treasury rate as of the most recent determination date.

3.                                      Method of Payment

By no later than 10:00 a.m. (New York time) on the Business Day immediately preceding each Interest Payment Date, any Special Interest Payment Date and the Stated Maturity, and on the Business Day immediately following any acceleration of the Notes pursuant to the Indenture, the Company shall deposit with the Paying Agent in immediately available, freely transferable funds money in dollars sufficient to make cash payments, if any, due on such day or date, as the case may be.  Principal and interest on any Note that is due and payable on any Interest Payment Date (other than Defaulted Interest) shall be paid by the Paying Agent to the Person in whose name such Note (or one or more predecessor Notes) is registered at the close of business on the regular Record Date for such principal and interest at the office or agency of the Company maintained for such purpose pursuant to the Indenture.

4.                                      Paying Agent and Registrar

Initially, The Bank of New York Mellon, London Branch shall act as Paying Agent and The Bank of New York Mellon SA/NV, Luxembourg Branch shall act as Registrar.  The

Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to the Holders.  The Company may act as Paying Agent, Registrar or co-registrar.

5.                                      Indenture

The Company issued the Notes under the Indenture, dated as of September 6, 2018 (as amended, supplemented or otherwise modified and in effect from time to time, the “Indenture”), among the Company, GC Palomar Holdings, as Guarantor, The Bank of New York Mellon, as Trustee and Collateral Agent (in such capacity, the “Trustee”), The Bank of New York Mellon, London Branch, as Paying Agent (in such capacity, the “Paying Agent”), and The Bank of New York Mellon SA/NV, Luxembourg Branch, as Registrar (in such capacity, the “Registrar”).  The Notes are subject to all such terms, and Holders are referred to the Indenture and the Securities Act for a statement of those terms.  To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

The Notes are senior secured obligations of the Company.  This Note is one of the Senior Secured Notes due 2028 referred to in the Indenture (herein called the “Notes”).  The Indenture, among other things, imposes certain covenants including as specified in Article III.  The Indenture also imposes requirements with respect to the provision of financial information.  The Indenture also contains certain exceptions to the foregoing, and this description is qualified in its entirety by reference to the Indenture.

6.                                      Denominations; Transfer; Exchange

The Notes are in registered form without coupons in initial denominations of $2,000 principal amount and integral multiples of $1,000 thereafter.  A Holder may transfer or exchange Notes in accordance with the Indenture.  The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.  Neither the Registrar nor the Trustee shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except for the unredeemed portion of any Note being redeemed in part.  Also, none of the Trustee, the Registrar or the Company shall be required to register the transfer of or to exchange any Notes during a period beginning at the opening of business on the Business Day immediately preceding the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing.

7.                                      Change of Control and Asset Sale.

If a Change of Control occurs, each Holder shall have the right to require the Company to repurchase all or any part (in integral multiples of $1,000) of such Holder’s Notes at a purchase price in cash equal to 100% of the Outstanding Principal Amount  of the Notes to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of purchase (subject to the right of Holders of record on any relevant Record Date to receive principal and interest due on any relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

In the event of an Asset Sale that requires the purchase of Notes pursuant to Section 3.19 of the Indenture, the Company shall be required to make an offer to all Holders to purchase in cash in an amount equal to 100% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the date of purchase (subject to the right of Holders of record on any relevant Record Date to receive principal and interest due on any relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture.  Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Note purchased pursuant to such Asset Sale Offer by completing the form entitled “Option of Holder to Elect Purchase” attached to this Note, or transferring its interest in such Note by book-entry transfer, to the Company or the Paying Agent at the address specified in the notice at least three (3) Business Days before the Asset Sale Purchase Date.

8.                                      Redemption

(a)                                 The Company may, at its option, redeem all or, from time to time, a part of the Notes at the following redemption prices (expressed as a percentage of Outstanding Principal Amount of the Notes to be redeemed) plus accrued and unpaid interest and principal on the Notes, if any, to the applicable Early Redemption Date (subject to the right of Holders of record on any relevant Record Date to receive interest due on any relevant Interest Payment Date):

Period	Redemption Price

Prior to September 6, 2019	102%
After September 6, 2019 and prior to September 6, 2020	101%
Thereafter	100%

(b)                                 Any redemption pursuant to this paragraph 8 shall be made pursuant to the provisions of Sections 5.3 through 5.8 of the Indenture.

9.                                      Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.  Only registered Holders shall have rights hereunder.

10.                               Unclaimed Money

If money for the payment of the principal of or premium, if any, or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person.  After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.                               Discharge and Defeasance

Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

12.                               Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes, may be amended or supplemented with the consent of the Holders of a majority in principal amount of the Notes then outstanding (including without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and (ii) any past default or compliance with the provisions of the Indenture and the Notes may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).  However, certain provisions of the Indenture cannot be amended, supplemented or waived without the consent of each Holder of an outstanding Note affected (including reduction of the principal amount of the Notes or the interest rate, or extension of the maturity of the Notes, waiver of a Default with respect to nonpayment, change of the time for redemption or repurchase pursuant to the Indenture, change of the currency of the Notes, impairment of the right of Holders to receive payment on or after due dates, change of amendment provisions or subordination of the Notes to any other obligations).  Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, to comply with Article IV of the Indenture in respect of the assumption by a Successor Company of an obligation of the Company under the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, to add additional covenants or surrender rights and powers conferred on the Company, to comply with any requirement of the SEC in connection with the qualification of this Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), if applicable, or to provide for the appointment of a successor trustee.

13.                               Defaults and Remedies

This Note will be subject to Events of Default pursuant to Article VI of the Indenture.

If an Event of Default occurs and is continuing, the Trustee or Holders of at least a majority in principal amount of the outstanding Notes then outstanding may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all the Notes to be due and payable.  Certain events of bankruptcy or insolvency with respect to the Company are Events of Default which shall result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture.  The Trustee may refuse to enforce the Indenture or the Notes unless the Trustee receives indemnity or security satisfactory to the Trustee.  Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power.

14.                               Trustee Dealings with the Company

Subject to certain limitations set forth in the Indenture, the Trustee in its individual or any other capacity may become the owner or pledgee of Notes, in accordance with the provisions of the Indenture, and may otherwise deal with the Company, the Guarantors, the Subsidiaries or their Affiliates with the same rights it would have if it were not Trustee.

15.                               No Recourse Against Others

An incorporator, director, officer, employee, stockholder or controlling Person, as such, of the Company, any Guarantor or any Subsidiary shall not have any liability for any obligations of the Company, any Guarantor or any Subsidiary under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Note, each Holder shall waive and release all such liability.  The waiver and release shall be part of the consideration for the issue of the Notes.

16.                               Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication on the other side of this Note.

17.                               Security

The Notes shall be secured by Liens and security interests in the Notes Collateral on the terms and conditions set forth in the Security Documents.  The Collateral Agent holds the Notes Collateral in trust for the benefit of the Trustee and the Holders, in each case pursuant to the terms of the Security Documents.

18.                               Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and UIGIMIA (=Uniform Gift to Minors Act).

19.                               ISIN Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Note Identification Procedures the Company has caused ISIN numbers to be printed on the Notes.  No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers placed thereon.

20.                               Successor Entity

When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and all other conditions of the Indenture are satisfied, the predecessor entity will be released from those obligations.

21.                               Governing Law

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company shall furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture.  Requests may be made to:

Palomar Insurance Holdings, Inc.
7979 Ivanhoe Avenue
Suite 500
La Jolla, California 92037
Attention:  Chris Uchida, Chief Financial Officer
E-mail:  tcu@palomarspecialty.com

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of the Note shall be $                 .  The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note Following such Decrease or Increase	Signature of authorized signatory of Registrar or Common Depositary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint         agent to transfer this Note on the books of the Company.  The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:

(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 3.19 or 5.1 of the Indenture, check the appropriate box below:

☐	☐

Section 3.19	Section 5.1

If you want to elect to have only part of this Note purchased by the Company pursuant to Section 3.19 or 5.1  of the Indenture, state the amount in principal amount (must be divisible by the principal amount per Note then in denominations of integral multiples of $1,000):  $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of the Note)